EXHIBIT 10.31

                         NEWPORT NEWS SHIPBUILDING INC.
                       RETIREMENT BENEFIT RESTORATION PLAN


                                    Article I
                             ESTABLISHMENT & PURPOSE

1.1 Establishment. Effective as of January 1, 1998, Newport News Shipbuilding Inc. has adopted this retirement benefit restoration plan known as the Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan for the benefit of a select group of highly compensated employees and their Surviving Spouses.

1.2 Purpose. The purpose of the Plan is to provide retirement income and supplemental death benefits for eligible Participants to supplement the benefits provided under the Newport News Shipbuilding Inc. Retirement Plan as in effect on January 1, 1998 and as subsequently amended, and to enable the Company and any adopting Employers to attract and retain certain key executives.


                                   Article II
                                   DEFINITIONS

Definitions. As used herein, the following words and phrases have the meanings ascribed to them in Article II unless a different meaning is plainly required by the context. Some of the words and phrases used in the Plan are not defined in this Article II, but, for convenience, are defined as they are introduced into the text. Words in the masculine gender shall be deemed to include the feminine gender and words in the feminine gender shall be deemed to include the masculine gender. Any headings used herein are included for ease of reference only, and are not to be construed so as to alter any of the terms of the Plan.

2.1 "Accrued Benefit" as of a specified date with respect to a Participant means a monthly benefit equal to (a) minus (b) minus (c) below (but not less than zero) where

     (a) means the vested benefit that would have been payable to the Participant under the Qualified Plan calculated as if Years of Participation under the Qualified Plan also include "years of participation" used to calculate the Participant's benefit under the Tenneco Inc. Retirement Plan and calculated without applying Sections 415(b)(1)(A), 415(e), and 401(a)(17) of the Code, as adjusted by the Secretary of the Treasury for any plan year, or the successor of such Sections. The benefit described in this subsection (a) shall be expressed as a Life Annuity commencing at the Participant's Normal Retirement Date.

     (b) means the sum of: (i) the vested benefit payable to the Participant under the Qualified Plan (including any annuity purchased for him under the provisions of the Qualified Plan); plus (ii) the vested benefit that would be payable to the Participant under the Tenneco Inc. Retirement Plan if the Participant commenced receiving his benefit on the Participant's Normal Retirement Date.

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         The benefit described in subsection (b)(i) shall be expressed as a Life
         Annuity commencing on the Participant's Normal Retirement Date. The benefit described in subsection (b)(ii) shall be the benefit that would actually be payable under the Tenneco Inc. Retirement Plan if the Participant commenced such benefits on his Normal Retirement Date in the form of a Life Annuity using the appropriate interest rates and mortality tables specified in the plan.

     (c) means the vested Tenneco Restoration Benefit. The "Tenneco Restoration Benefit" shall mean the benefit payable under the Tenneco Inc. Supplemental Executive Retirement Plan determined as of December 31, 1996, but not more than (i) the vested benefit payable to the Participant under the Tenneco Inc. Retirement Plan calculated without applying Sections 415(b)(1)(A), 415(e), and 401(a)(17) of the Code less
         (ii) the vested benefit payable to the Participant under the Tenneco Inc. Retirement Plan. The amounts under subsection (c)(i) and (c)(ii) shall likewise be determined as of December 31, 1996.

         The benefit described in subsection (c)(i) shall be expressed as an actuarially equivalent Life Annuity commencing on the Participant's Normal Retirement Date. The benefit described in subsection (c)(ii) shall be the benefit that would actually be payable under the Tenneco Inc. Retirement Plan if the Participant commenced such benefits on his Normal Retirement Date in the form of an actuarially equivalent Life Annuity. In both instances, actuarial equivalence shall be determined using the appropriate interest rates and mortality tables specified in the appropriate plan.

2.2 "Actuarial Equivalent" shall mean a benefit which is of equal value at the date of determination to the benefit for which it is to be substituted. Actuarial Equivalence shall be based on the interest and mortality tables used to determine actuarial equivalence under the Qualified Plan.

2.3 "Annuity Starting Date" shall mean the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such a benefit and on which payment is due under the Plan.

2.4 "Associated Employer" means any corporation which has been designated as an Associated Employer by the Newport News Shipbuilding Inc. Board of Directors and which has adopted the Plan.

2.5 "Beneficiary" shall mean the person or entity designated by a Participant to receive benefits under this Plan. This designation shall be made on a beneficiary designation form provided by the Plan Administrator, signed by such Participant, and filed with the Plan Administrator.

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2.6  "Board of Directors" or "Board" shall mean the Board of Directors of
     Newport News Shipbuilding Inc.

2.7 "Change in Control" shall mean the first to occur of the following events (but no event other than the following events), except as otherwise provided below:

     (i) Any person and any of their affiliates or associates becomes the beneficial owner, directly or indirectly, of securities representing fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities having general voting rights, and a majority of the Incumbent Board does not approve the acquisition before the acquisition occurs. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur pursuant to this clause (i) solely because fifteen percent (15%) or more of the combined voting power of the Company's then outstanding securities having general voting rights is acquired by one or more employee benefit plans maintained by the Company or one or more companies, the majority of whose voting common or capital stock is owned directly or indirectly by the Company.

     (ii) Members of the Incumbent Board cease to constitute a majority of the Board; or

     (iii) The consummation of any plan of merger, consolidation or combination between the Company and any person including becoming a subsidiary of any other person without members of the Incumbent Board, as constituted immediately prior to the merger, consolidation or combination constituting a majority of the board of directors of (a) the surviving or successor corporation, or, (b) if the surviving or successor corporation is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the surviving or successor corporation; or

     (iv) The consummation of any sale, exchange or other disposition of all or substantially all of the Company's assets without members of the Incumbent Board immediately prior to any sale, exchange or disposition of all or substantially all of the Company's assets constituting a majority of the board of directors of (a) the corporation which holds such assets after such disposition, or (b) if such corporation is a majority-owned subsidiary of another corporation or corporations, the ultimate parent company of the successor corporation; or

     (v) If any person and any of their affiliates and associates, shall elect or have elected, during any period not exceeding 24 months, at least 25% of the members of the Board, without the approval of the Incumbent Board and such members are comprised of persons not serving as members of the Board immediately prior to the formation of such group or the first solicitation of proxies by such shareholder;

     provided however that the Incumbent Board may determine that any transaction is not a Change in Control.

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     For purposes of this Section, "Incumbent Board" shall mean the members of the Board on the date immediately following the date on which the Company stock was issued to the shareholders of Tenneco, Inc., to the extent they continue to serve as members of the Board; and any individual who becomes a member of the Board after the date specified in the preceding clause, provided his or her election to the Board is approved by a vote of at least three-quarters of the members of the then serving Incumbent Board.

     For purposes of this Section, the terms "person" and "beneficial owner" shall have the meaning set forth in Sections 3(a) and 13(d) of the Securities Exchange Act of 1934, as amended and the regulations promulgated thereunder.

2.8 "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

2.9 "Committee" shall mean the Compensation and Benefits Committee of the Board of Directors of Newport News Shipbuilding Inc.

2.10 "Company" shall mean Newport News Shipbuilding Inc.

2.11 "Death Benefit" means the Benefit described in Section 4.4 payable at the Participant's death.

2.12 "Early Retirement Date" shall mean the date as of which the Participant commences an Early Retirement Benefit pursuant to Section 3.2 of the Qualified Plan.

2.13 "Effective Date" shall mean January 1, 1998.

2.14 "Employer" shall mean Newport News Shipbuilding Inc. and any Associated Employer.

2.15 "Hour of Service" shall have the same meaning as set forth in Article I of the Qualified Plan.

2.16 "Life Annuity" shall mean a series of monthly installments which will continue for the lifetime of the Participant and will cease upon his death.

2.17 "Normal Retirement Date" shall have the same meaning as set forth in
     Article I of the Qualified Plan.

2.18 "Participant" shall mean any employee of an Employer who becomes eligible to participate in the Plan pursuant to Article III and who continues to be entitled to any benefits under the Plan.

2.19 "Plan" shall mean the Newport News Shipbuilding Inc. Retirement Benefit Restoration Plan.

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2.20 "Plan Year" shall mean the calendar year.

2.21 "Qualified Plan" shall mean the Newport News Shipbuilding Inc. Retirement Plan. In the event that the Qualified Plan is subsequently amended, reference to a Section of the Qualified Plan shall be deemed to refer to the operational successor of such Section.

2.22 "Rabbi Trust" means a trust described in Code Section 671, which shall be established in connection with this Plan.

2.23 "Retirement" shall mean termination of employment with all Employers at a time when the Participant is eligible for an Early or Normal Retirement Benefit.

2.24 "Retirement Benefit" means the Benefit described in Section 4.1 payable at the Participant's Retirement Date.

2.25 "Retirement Date" shall mean the Participant's Early or Normal Retirement Date.

2.26 "Spouse" shall mean the person legally married to the Participant at his Annuity Starting Date.

2.27 "Surviving Spouse" shall mean the person legally married to the Participant at his date of death.

2.28 "Years of Participation" shall have the same meaning as set forth in
     Article I of the Qualified Plan.

2.29 "Years of Service" shall have the same meaning as set forth in Article I of the Qualified Plan.

                                   Article III
                               PLAN PARTICIPATION

3.1 Eligibility to Participate in the Plan. Each participant in the Qualified Plan who satisfies both (a) and (b) below is eligible to participate in the Plan.

     (a) The employee's accrued benefit under the Qualified Plan is reduced as a result of the application of Section 415(b)(1)(A), 415(e), or 401(a)(17) of the Code.

     (b) The employee is one of a select group of management or highly compensated employees as per ERISA sections 201, 301, and 401.

3.2 Participation. A Participant shall remain a Participant so long as he is entitled to current or contingent benefits under the Plan, but shall cease to be a Participant if he terminates employment with all Employers prior to the date he becomes eligible for payment of benefits under Article IV of the Plan. Should a Participant cease to be an employee, but later become re-employed by an Employer, he shall again become a Participant when he satisfies the requirements of Section 3.1.

3.3 Select Group of Employees. The Plan is intended to qualify as a plan maintained by the Employers primarily for the purpose of providing deferred compensation for a select group of highly compensated employees, and, as such, to be exempt from certain provisions of the Employee Retirement Income Security Act of 1974, as amended. If the Company determines based on subsequent authority or if an agency or court of competent jurisdiction determines that the Plan benefits any person other than a member of the select group of management or highly compensated employees as per ERISA sections 201, 301, or 401 (and the period for appeal of such determination has elapsed), the participation of each employee who is determined not to be included in such group shall be terminated retroactive to the date on which his benefit under the Qualified Plan was first reduced as a result of the application of Section 415(b)(1)(A), 415(e), or 401(a)(17) of the Code. Such employee shall forfeit any Accrued Benefit, regardless of whether such benefit is otherwise vested and shall cease to accrue any additional benefit under the Plan.


                                   Article IV
                                    BENEFITS

4.1 Retirement Benefits. Except as otherwise provided herein, retirement benefits will be computed and paid as follows:

     (a) Normal Retirement Benefit shall be equal to the Participant's Accrued Benefit determined at the Participant's termination of employment on or after his Normal Retirement Date and commencing on such termination of employment. If the Participant remains employed after his Normal Retirement Date, the Accrued Benefit under Section 2.1 shall be calculated by substituting the Participant's date of termination of employment for his Normal Retirement Date.

     (b) Early Retirement Benefit shall be equal to the Participant's Accrued Benefit, reduced for early commencement using the actuarial reduction factors set forth below, determined at the Participant's Early Retirement Date and commencing on such date:

         (1) at age 60 (or thereafter up to age 62), a .25% reduction for each month early retirement precedes age 62; and

         (2) at age 55 (or thereafter up to age 60), a .5% additional reduction for each month early retirement precedes age 60.

4.2  Termination  of  Service.  A  Participant  shall be  entitled  to a monthly retirement benefit if he terminates before he is eligible to receive a Retirement Benefit, provided that a Participant meets the vesting requirements of Article V. The Participant's benefit on his termination of employment shall be the Participant's Accrued Benefit at the date of termination of employment, commencing on the Participant's Normal Retirement Date. However, if a Participant who has completed 10 Years of Service and whose employment terminated before age 55 elects to commence his benefit under the Qualified Plan on a date on or after his or her 55th birthday, the Participant's vested benefit under this Plan shall likewise commence on that date, but shall be reduced to the Actuarial Equivalent of the benefit that would have commenced on his Normal Retirement Date.

4.3 Form of Retirement Benefit. Except as provided in the last paragraph of this Section the Participant's benefit under this Plan shall be paid in the same form as the Participant's benefit under the Qualified Plan. Benefits under this section shall be the Actuarial Equivalent of the Benefit payable in the form of a Life Annuity.

     Notwithstanding the above, a Participant who separates from service or retires with a vested Accrued Benefit shall be paid the Actuarial Equivalent of such benefit in a single sum as soon as practicable after his retirement or termination of employment if such Actuarial Equivalent does not exceed ten thousand dollars ($10,000). If the Participant subsequently resumes participation in the Plan, such Participant's benefit at his later date of termination shall be reduced by his prior Accrued Benefit determined as of the date of his previous retirement or termination.

4.4 Death Benefit. If death occurs before the Participant's Annuity Starting Date, a monthly benefit for life shall be payable to the Surviving Spouse of the Participant. The amount of such benefit shall be equal to (a) minus
     (b) minus (c) below (but not less than zero) where

     (a) means the death benefit that would have been payable to the Surviving Spouse under the Qualified Plan calculated as if Years of Participation under the Qualified Plan also include "years of participation" used to calculate the Participant's benefit under the Tenneco Inc. Retirement Plan and calculated without applying Sections 415(b)(1)(A), 415(e) and 401(a)(17) of the Code, as adjusted by the Secretary of the Treasury for any plan year, or the successor of such Section. The benefit described in this subsection (a) shall be expressed as a Life Annuity commencing on the date the death benefit under the Qualified Plan commences.

     (b) means the sum of: (i) the vested death benefit payable to the Surviving Spouse under the Qualified Plan (including any annuity purchased under the provisions of the Qualified Plan); plus (ii) the vested death benefit that would be payable to the Surviving Spouse under the Tenneco Inc. Retirement Plan if the Surviving Spouse commenced such benefit on the date the death benefit under the Qualified Plan commences.

         The benefit described in subsection (b)(i) shall be expressed as a Life Annuity commencing on the date the death benefit under the Qualified Plan commences. The benefit described in subsection (b)(ii) shall be the death benefit that would actually be payable under the Tenneco Inc. Retirement Plan if the Surviving Spouse commenced such benefit on the date the death benefit under the Qualified Plan commences in the form of a Life Annuity using the appropriate interest rates and mortality tables specified in the plan.

     (c) means the vested Tenneco Restoration Death Benefit. The "Tenneco Restoration Death Benefit" shall mean the death benefit payable under the Tenneco Inc. Supplemental Executive Retirement Plan determined as of December 31, 1996, but not more than (i) the vested death benefit payable to the Surviving Spouse under the Tenneco Inc. Retirement Plan calculated without applying Sections 415(b)(1)(A), 415(e), and 401(a)(17) of the Code less (ii) the vested death benefit payable to the Surviving Spouse under the Tenneco Inc. Retirement Plan. The amounts under subsection (c)(i) and (c)(ii) shall likewise be determined as of December 31, 1996.

         The death benefit described in subsection (c)(i) shall be expressed as an actuarially equivalent Life Annuity commencing on the date the death benefit under the Qualified Plan commences. The death benefit described in subsection (c)(ii) shall be the death benefit that would actually be payable under the Tenneco Inc. Retirement Plan if the Surviving Spouse commenced such benefit on the date the death benefit under the Qualified Plan commences in the form of an actuarially equivalent Life Annuity. In both instances, actuarial equivalence shall be determined using the appropriate interest rates and mortality tables specified in the appropriate plan.

     Notwithstanding the above, a Surviving Spouse shall be paid the Actuarial Equivalent of such benefit in a single sum as soon as practicable after the Participant's death if such Actuarial Equivalent does not exceed ten thousand dollars ($10,000).

     If death occurs on or after the Participant's Annuity Starting Date, the only Death Benefit payable is the survivor benefit payable in accordance with the form of payment applicable to the Participant's Retirement Benefit in accordance with Section 4.3.

4.5 Time of Payment. Except as provided in Section 4.3, payment of a Participant's benefit under this Article shall commence on the day the death benefit under the Qualified Plan commences.

4.6 Suspension of Benefits. In the event that benefit payments are suspended under Section 2.3 of the Qualified Plan, benefit payments under this Plan shall likewise be suspended. Upon the Participant's subsequent Retirement or other termination of employment, the Participant's Accrued Benefit under
     Section 2.1 shall be recalculated based on the terms of this Plan and the Qualified Plan at the time of such subsequent Retirement or other termination of employment without reduction for any amounts received prior to reemployment. The Accrued Benefit under Section 2.1 shall then be reduced by the Actuarial Equivalent of any benefits paid under this Plan prior to reemployment.

     The Plan Administrator shall establish procedures for the resumption of benefits and the offsetting of benefit overpayments, if any.

4.7 Income and Payroll Tax Withholding. To the extent required by the laws in effect at the time deferred compensation payments are made under this Plan, the Employer shall withhold from such deferred compensation payments any taxes required to be withheld for federal, state, or local government purposes.


                                    Article V
                                     VESTING

5.1 Vesting. Except as provided in Section 3.3, a Participant shall be 100% vested in his Accrued Benefit after completion of five Years of Service or on the occurrence of a Change in Control. Provided, however, that if a Participant's employment with an Employer is terminated for Cause prior to Retirement the Participant's Accrued Benefit shall be forfeited.
     Termination for Cause shall mean termination on account of dishonesty or any act or conduct on the part of the Participant which is materially injurious to the business or reputation of any Employer.


                                   Article VI
                               PLAN ADMINISTRATION

6.1 Administration of the Plan. The Plan shall be administered by a Plan Administrator, which shall be appointed by the Committee, subject, however, to any action taken by the Committee in respect to the Plan. The Plan Administrator shall be responsible for the administration of the Plan and shall have all of the discretionary authority, rights and duties which are necessary or appropriate for proper administration of the Plan including, without limitation, the discretionary power to determine eligibility for participation in the Plan, construe the terms of the Plan, resolve ambiguities, supply omissions, cure defects, and determine amounts due under the Plan. All decisions of the Plan Administrator shall be final and binding on all parties. The Plan Administrator shall file with the
     Department of Labor and distribute to the Participants any reports and other information required by applicable law and shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by it with respect to the Plan. The Plan Administrator may appoint one or more delegates to discharge any or all of its responsibilities hereunder. Except as expressly limited by the Plan Administrator, such delegates shall have all of the rights and discretionary duties which are appropriate to carry out the duties that have been delegated.

                                   Article VII
                            AMENDMENT AND TERMINATION

7.1 Amendment and Termination of the Plan. The Committee may amend or terminate the Plan at any time. However, no such amendment or termination shall deprive any Participant or Surviving Spouse of any portion of any vested Retirement Benefit which has accrued prior to the effective date of such amendment or termination and which would have been payable if the Participant's employment with the Employer had terminated for any reason (other than for Cause as specified in Section 5.1) on such effective date or any Death Benefit which would have been payable if the Participant had died on such effective date. Actions permitted by this Section may be taken by any officer of the Company who has been duly authorized by the Committee to perform acts of such kind.


                                  Article VIII
                               GENERAL PROVISIONS

8.1 Funding. Benefits payable under this Plan to a Participant shall be paid directly from the general assets of the Employer. No Employer shall be obligated to set aside, earmark or escrow any funds or other assets to satisfy its obligations under this Plan, and the Participant and his Surviving Spouse shall not have any property interest in any specific assets of any Employer other than the unsecured right to receive payments from the Employer as provided herein. Notwithstanding the foregoing, in the event of a Change in Control, the Company shall fund all Accrued Benefits payable under this Plan through a trust described in Code section 671 with respect to which the Company is the grantor (a "Rabbi Trust"). Prior to a Change in Control, the Company shall not be obligated to deposit funds into such Rabbi Trust.

8.2 Nonalienation of Benefits under this Plan. Except for claims of indebtedness owing to an Employer, the interests of Participants and their Beneficiaries under this Plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily sold, transferred, alienated, assigned, pledged, anticipated, or encumbered. Any attempt by a Participant, his Beneficiary, or any other person to sell, transfer, alienate, assign, pledge, anticipate, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Employer may cancel and refuse to pay any portion of a benefit which is sold, transferred, alienated, assigned, pledged, anticipated or encumbered. Additionally, the benefits which a Participant may accrue under this Plan are not subject to the terms of any Qualified Domestic Relations Order (as that term is defined in Section 414(p) of the Code) with respect to any Participant, nor shall the Plan Administrator or the Employer be required to comply with the terms of such order in connection with this Plan.

8.3 Plan not a Contract of Employment. This Plan shall not be deemed to constitute a contract of employment between any Employer and any Participant or to be a consideration or an inducement for the employment or continued employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of any Employer or to interfere with the right of any Employer to discharge any Participant or employee at any time regardless of the effect which such discharge shall have upon such individual as a Participant in the Plan.

8.4 Required Notification to Plan Administrator. Each Participant entitled to benefits hereunder shall file with the Plan Administrator from time to time in writing his post office address and each change of post office address. Any check representing payment hereunder and any communication addressed to a Participant or a former Participant hereunder at his last address filed with the Plan Administrator, or if no such address has been filed, then at his last address as indicated on the records of the Employer shall be binding on such person for all purposes of the Plan, and neither the Plan Administrator nor the Employer or other payor shall be obliged to search for or ascertain the location of any such person. If the Plan Administrator for any reason is in doubt as to the address of any Participant or former Participant entitled to benefits hereunder or as to whether benefit payments are being received by the person entitled thereto, it shall, by registered mail addressed to the person concerned at his address last known to the Plan Administrator, notify such person that:

     (a) All unmailed and future retirement income payments shall be henceforth withheld until he provides the Plan Administrator with evidence of his continued life and his proper mailing address; and

     (b) His right to any retirement income whatsoever shall, at the option of the Plan Administrator, be canceled forever, if, at the expiration of two (2) years from the date of such mailing, he shall not have provided the Plan Administrator with evidence of his continued life and his proper mailing address.

8.5 Successors. The provisions of this Plan shall be binding upon each Employer, and their successors and assigns and upon each Participant and his heirs, spouses, estates, and legal representatives.

8.6 Facility of Payment. Whenever and as often as any person entitled to payments hereunder shall be under a legal disability, or in the sole judgment of the Plan Administrator shall otherwise be in any way incapacitated so as to be unable to manage his financial affairs, the Plan Administrator, in the exercise of its discretion, may direct that the distribution or payments to which such person otherwise would be entitled shall be made in any one or more of the following ways:

     (a) Directly to such person;

     (b) To his legal curator, guardian, or conservator, or other court-appointed or court-recognized representatives;

     (c) To his Surviving Spouse, to another member of his family, or to any other person, to be expended for his benefit; or

     (d) By the Plan Administrator itself, receiving and expending, or directing the expenditure of the same for the benefit of such person.

     Any payment made in good faith in accordance with the provisions of this Section shall be a complete discharge of any liability for the making of such payment under the provisions of this Plan.

8.7 Required Information to Plan Administrator. Each Participant or Surviving Spouse will furnish to the Plan Administrator such information as the Plan Administrator considers necessary or desirable for purposes of administering the Plan. The provisions of the Plan respecting any payments thereunder are conditional upon the Participant's furnishing promptly such true, full and complete information as the Plan Administrator may request. Each Participant or Surviving Spouse will submit proof of his age and his spouse's age to the Plan Administrator at such time as required by the Plan Administrator. The Plan Administrator will, if such proof of age is not submitted as required, use as conclusive evidence thereof such information as is deemed by it to be reliable, regardless of the lack of proof, or the misstatement of the age of persons entitled to benefits hereunder, by the Participant or otherwise. Any notice or information which, according to the terms of the Plan or the rules of the Plan Administrator, must be filed with the Plan Administrator, shall be deemed so filed if addressed and either delivered in person or mailed to and received by the Plan Administrator, in care of the Company at:

                         Newport News Shipbuilding Inc.
                             4101 Washington Avenue
                        Newport News, Virginia 23607-2770

8.8 Claims Procedure. Any claim for benefits must initially be submitted in writing to the Plan Administrator. If such claim is denied (in whole or in part), the claimant shall receive from the Plan Administrator notice in writing, written in a manner calculated to be understood by the claimant, setting forth the specific reasons for denial, with specific reference to pertinent provisions of this Plan. Such notice shall be provided within 90 days of the date the Participant's claim for benefits is received. Any disagreements about such interpretations and construction may be appealed within 60 days to the Plan Administrator. The Plan Administrator shall respond to such appeal within 60 days with a notice in writing fully disclosing its decision and the reasons therefore. The Plan Administrator shall have full and complete discretion to interpret the Plan and its resolution of all claims under the Plan shall be final. The Plan Administrator shall not be liable to any person for any action taken hereunder, except those actions undertaken with lack of good faith.

8.9 Controlling State Law. To the extent not superseded by the laws of the United States, the Plan will be construed and enforced according to the laws of the Commonwealth of Virginia.

8.10 Severability. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provisions had never been set forth.

8.11 Adoption of Plan. Any subsidiary, affiliate company, or other entity that satisfies the requirements of Section 2.14 of this Plan, may adopt this Plan for all or a portion of its employees, provided that the Board of Directors of the Company approves such participation. The administrative powers and control of the Company as provided in the Plan shall not be deemed diminished under the Plan by reason of the participation of other companies in the Plan.


IN WITNESS WHEREOF, Newport News Shipbuilding Inc. has adopted this plan on this _____ day of ________________________, 19__.


ATTEST (SEAL):                      NEWPORT NEWS SHIPBUILDING INC.


_____________________________       By__________________________________